As filed with the Securities and Exchange Commission on April 16, 2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                (Amendment No 1)



                         Food Palace International, Inc.
                         -------------------------------
              (Exact name of small business issuer in its charter)

              Nevada                   5411                     75-29887732
(State or other jurisdiction of  (primary standard            I.R.S. Employer
 incorporation or organization)   industrial code)        Identification Number)



                              3550 National Avenue
                           San Diego, California 92113
                       (619) 234-2156, Fax (619) 234-5406
                       ----------------------------------
          (Address and telephone number of principal executive offices)

                               Agent for Service:
                             Daniel Najor, President
                         Food Palace International, Inc.
                              3550 National Avenue
                           San Diego, California 92113
                       (619) 234-2156, Fax (619) 234-5406
                       ----------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                            CALCULATION OF REGISTRATION FEE

  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
       Title of each                                    Proposed               Proposed
         Class of                 Amount                 maximum                Maximum               Amount of
     Securities to be              To be             offering price            Aggregate            registration
        registered              Registered              per unit            Offering price               fee
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                 Maximum:
          Class A                4,000,000                $1.00              $4,000,000.00            $956.00
       Common Stock              Minimum:
                                    20,000                $1.00              $   20,000.00
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------

--------------------------------------------------------------------------------


*This registration fee is calculated at $.000239 for the 4,000,000 shares offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457 (o)."

------------------------------------------------------------------------------


Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.


     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                 April 16, 2002

                         FOOD PALACE INTERNATIONAL, INC.
                                  "THE COMPANY"

                              3550 National Avenue
                           San Diego, California 92113
                       (619) 234-2156, Fax (619) 234-5406


------------------------- ---------------------- ---------------------- ----------------------
     Title of each                                     Proposed               Proposed
        Class of                 Amount                 maximum                Maximum
    Securities to be              To be             offering price            Aggregate
       registered              Registered              per unit            Offering price
------------------------- ---------------------- ---------------------- ----------------------
        Class A                 Maximum:
      Common Stock              4,000,000                $1.00              $4,000,000.00
                                Minimum:
                                 20,000                  $1.00              $   20,000.00
------------------------- ---------------------- ---------------------- ----------------------

     This is a self underwritten, best efforts offering on a minimum/maximum basis. This is not an underwritten offering. This offering will end on February 28, 2003. Funds derived from this offering will be escrowed until the minimum of 20,000 shares at $1.00 per share ($20,000) is sold. If only the minimum number of shares are sold (20,000), then the Company will only have a small surplus of $5,000 after the costs of this registration statement are paid.

     An investor is not limited to a minimum or maximum amount of shares allowed to be purchased, pending availability. There is a minimum of 20,000 common shares of stock being offered to the public, and all funds will be escrowed, in the Food Palace International, Inc.'s Special Account, until the minimum amount of the offering or 20,000 shares have been sold. In the event that the minimum amount of 20,000 shares is not sold by the completion date of February 28, 2003, all funds shall be returned to the investor(s) in its entirely, without interest, on or before ten days after the completion date of February 28, 2003. No officer, director, affiliates or any related party may purchase the securities offered to meet the minimum of shares offered. Food Palace International, Inc.'s stock is not listed on any national securities exchange or the NASDAQ Stock Market. Food Palace International, Inc. intends to apply to have its shares traded on a regional exchange and/or the OTC Bulletin Board under the symbol:

                                     "FPAL"

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 8

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


     You should rely only on the information contained in this document. Food Palace International, Inc. has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.



                                             TABLE OF CONTENTS


PART I - Prospectus                                                                                   Page
         Prospectus Summary.............................................................................. 6
         Risk Factors.................................................................................... 8

              The Company Is In Its  Earliest  Stages Of  Development, Has No Operating History,
                  And May Never Become Profitable Or Continue As A "Going Concern"....................... 9

              The Company Has Entered Into A "Non-Arms Length" License
                  Agreement With A Licensor With Similar Officers And
                  Directors Which Could Possibly Affect The Objectivity Of The
                  Management Of The Company.............................................................. 9

              The Company's Dependence On Local  Owner/Operators For Sales Could Cause The
                  Company Delays In Their Business Objectives............................................ 9

              The Company's Dependence On Franchising Locations In Suitable
                  Locations Could Cause The Company Delays In Implementing Its
                  Business Plan.......................................................................... 9

              The Company's Dependence On Franchise Sales Agents Could Cause The Company Delays
                  In Their Business Objectives...........................................................10

              The Company's Heavy Dependence On Key Management Whose Lack Of Time And Attention
                  To The Company Could Result In Delays Or Business Failure..............................10

              The Company's Heavy Dependence On Key Management Who Have No Experience In
                  the Food Store Franchising Industry Could Cause Delays In The Company
                  Implementing It Business Plan..........................................................10

              The Company's Competition Could Cause The Company Delays Or Failure In Achieving The
                  Company's Business Objectives..........................................................10

              The Company Has No Assurance Of Future Industry Growth Which May Adversely
                    Affect The Company's Business Objectives.............................................11

              The Company's Potential Business Combinations Could Be Difficult
                  To Integrate And May Disrupt Business Operations Resulting
                  In Delays Or Business Failure And Could Result In Shareholder Dilution.................11

              The Company May Enter Into A New Line Of Business Which
                  Investors Could Not  Evaluate..........................................................11

              The Company May Need Additional Financing Which May Not Be
                  Available Or Which May Dilute The Ownership Interests Of Investors.....................12

              The Company's Common Stock Has No Prior Market And Prices May Decline After The
                  Offering And Could Cause The Investor To Lose All Or Part Of The Investment............12



              The Company's Investors May Face Significant Restrictions On The
                  Resale Of The Company's Resale Of The Company's Stock Due To Federal
                  Penny Stock Regulations And Blue Sky Laws..............................................12

              The Company's Offering Is That Of A Direct Participation, Self Underwritten
                  And On A Minimum/Maximum, Best Efforts Basis; And If The Minimum Amount
                  Is Not Achieved, The Investor's Funds May Be Held, Without Interest,
                  Until Ten Days After The Offering Completion Date......................................13

              The Company's Board of Directors Has The Ability To Designate The Rights,
                  Preferences And Privileges Of The Authorized Preferred Shares And
                  Could Cause The Investor To Lose All Or Part Of The Investment.........................13

         Use Of Proceeds.................................................................................13
         Dilution........................................................................................15
         Determination Of Offering Price.................................................................16
         Plan Of Distribution............................................................................17
         Legal Proceedings...............................................................................17
         Directors, Executive Officers, Promoters And Control Persons....................................17
         Security Ownership Of Certain Beneficial Owners And Management..................................19
         Description Of Securities.......................................................................20
         Interest Of Named Experts And Counsel...........................................................21
         Disclosure Of Commission Position On Indemnification For
           Securities Act Liabilities....................................................................21
         Description Of Business.........................................................................22
         Management's Discussion And Analysis Or Plan Of Operation.......................................24
         Description Of Property.........................................................................26
         Certain Relationships And Related Transactions..................................................26
         Market For Common Equity And Related Stockholder Matters........................................28
         Executive Compensation..........................................................................29
         Financial Statements............................................................................29

PART II - Information Not Required in Prospectus

         Indemnification Of Directors And Officers.......................................................30
         Other Expenses Of Issuance And Distribution.....................................................30
         Recent Sales Of Unregistered Securities.........................................................31
         Exhibits .......................................................................................32
         Undertakings....................................................................................33

Part I - Prospectus
-------------------

                               PROSPECTUS SUMMARY
                               ------------------


     The following summary of Food Palace International, Inc. "the Company" is qualified in its entirety by and should be read in conjunction with the more detailed information and the Food Palace International, Inc., and the predecessor company Tejon Acquisition Corp.'s Financial Statements and notes appearing elsewhere in this Prospectus.

     The common shares of stock are offered for sale at $1.00 per share of stock. All Funds received will be paid in its entirety to Food Palace International, Inc.'s Special Account. This offering is self-underwritten and only the officers and directors, Mr. Daniel Najor and Mr. Nazar Najor are allowed to sell these shares of stock. There will be no commission paid on the sale of the common shares of stock in this offering.


     An investor is not limited to a minimum or maximum amount of shares allowed to be purchased, pending availability. There is a maximum amount of 4,000,000 shares of common stock and a minimum amount of 20,000 shares of common stock to be offered. All funds will be escrowed, in the Food Palace International, Inc.'s Special Account, until the minimum amount of the offering (20,000 shares) has been achieved. In the event that the minimum amount of 20,000 shares is not sold by the completion date of February 28, 2003, all funds shall be returned to the investor in its entirety, without interest, on or before ten days after the completion date of February 28, 2003.


     There will be no affiliates of the Company allowed to purchase shares to achieve the minimum amount of the offering.


     The net proceeds to the Company from the sale of the maximum amount of 4,000,000 shares of common stock offered by the Company is $4,000,000, less the $15,000 in costs to register this offering or $3,985,000. The use of proceeds from this offering shall be dedicated to the implementation of the Company's business plan which is further defined in the "Use of Proceeds". In the event that only the minimum amount of 20,000 shares is sold, then $15,000 shall be used to pay for the offering expenses, only leaving a surplus of $5,000 toward general corporate expense. If the Company is only able to sell a minimum or portion of the shares of stock offered, there is no assurance that the Company will be able to obtain further financing which could possibly make the Company's shares of common stock decrease substantially or to become worthless. All investors are subject to the provisions of the Subscription Agreement and completion of the Prospective Purchaser Questionnaire, which includes the amount of shares purchased, the price of the shares, the provisions of receiving the share certificate(s), and representations and warranties that the purchaser is a qualified investor who must have a minimum net worth of $250,000 and annual individual income of $100,000 for each of the two predecessor years or a combined household income with spouse of $150,000 per year for the two predecessor years, or other substantial "sophisticated investor" indicators. The purchaser must complete a Prospective Purchaser Questionnaire and must comply with the minimum income and net worth provisions to be a qualified investor.



                                Investment Risks


     An investment in this offering involves a high degree of risk. The Company is a development stage company. The market for the Company's products is highly competitive, and the Company's concept of specialty Latin American grocery and take out food stores is not well known. The Company has not developed its potential market and, as such has no market acceptance. The Company, and its predecessor company, Tejon Acquisition Corp., has a limited operating history and a history of operating losses. The Company's, and its predecessor company, Tejon Acquisition Corp., loss for the 12 months period ending December 31, 2001 was $0.00. The Company's loss for the period ending January 31, 2002 was $300. Since inception of development stage on April 21, 1998, the Company and its predecessor, Tejon Acquisition Corp., has accumulated a deficit of $820. The Company may continue to incur net losses in the future and there is no assurance that the Company will ever be profitable.



Food Palace International, Inc.

     Food Palace International, Inc., formerly known as Tejon Acquisition Corp., is a development stage company which was incorporated in the State of Delaware on April 21, 1998 under the name of Tejon Acquisition Corp. Tejon Acquisition

Corp. then implemented an agreement of merger and plan of reorganization with Food Palace International, Inc., organized in Nevada on January 23, 2002, to effect a change of domicile to the State of Nevada and a name change to Food Palace International, Inc. The date of the merger between Tejon Acquisition Corp. and Food Palace International, Inc. was January 25, 2002. The Company has a share capitalization of 100,000,000 common shares of stock, at a par value of $.001 and 10,000,000 preferred shares of stock, at a par value of $.001. The Company's executive offices are located at 3550 National Avenue, San Diego, California 92113. The Company does not pay rent or other office expense and is not expected or required to pay rent or office expenses until significant sales have been achieved.


      On September 18, 1998, Tejon Acquisition Corp., now known as Food Palace International, Inc. , entered into a license agreement with Contexual Trading Company, Inc., a California corporation ("Contexual"), to develop Latin American specialty grocery stores, complete with "on-site" tortilla factory, in-house bakery and delicatessen within the territory of the United States of America and segmented variations of the Company's format. The Company plans to implement its business by franchising the Company's concepts and variations of the Company to attract full service and segmented service franchise holders, and by owning company owned large and small stores either by joint venture partnerships or outright, depending on the financial condition of the Company. The Company's management has a franchise concept for full service grocery stores, complete with the on-site tortilla factory, bakery and delicatessen in a 10,000 square foot location, which is half the size of the Licensor's location, known as "Food Palace Supermarket". Another franchise possibility is that of smaller locations which would only include the Latin American bakery and take out food facility. These smaller franchise locations could be utilized in a 3,000 square foot location to 7,500 square foot location depending on the location, needs of the community, and the franchise capabilities of the franchisee. The Licensor, Contexual, has similar management, officers and director as the Company, but is only related to the Company as the Licensor to the "Food Palace" concept. Contexual started the first "Food Palace Supermarket", a Latin American grocery store and related services in 1974 in San Diego, California within a 21,000 square foot facility. This store, known as the "Food Palace Supermarket", is owned entirely by Contexual. The existing "Food Palace Supermarket" store, has 130 full and part time employees and has developed its own specialty food line which is marketed under the tradename of "Azteca" products. The name, "Azteca", is not trademarked. The management of the Company and Contexual have similar officers and directors. The Company will use this location as a model for future stores and franchise store sales. Management of the Company believes that the Latin American food segment is growing and that there is a potential market in areas with a large Latin American population and in other areas where Latin American food is popular. This relatively new concept in the specialty grocery industry and take out food providers gives the consumer a large selection of packaged and take out Latin American food products. The Company is researching the franchise industry for a franchise specialist consulting and marketing firm to market the various the Company's franchise concepts to potential franchisees.



Market Opportunity

     Management of the Company believes that the affordable and high quality specialty food products could have a viable market within various urban areas including those with or without a large Latin American population. Certainly, the first target areas shall be those with a Latin American influence. As the Company is solely dependent upon this offering to commence and sustain their business operations, it is highly unlikely that the Company will be able to commence and sustain operations unless the maximum amount, or close to the maximum amount of shares, is sold to investors by way of this offering by February 28, 2003. Further, it is hereby stated that time is of the essence in the obtaining of financing to enable the Company to commence and sustain their business objectives.


     The Company intends to implement its business plan by entering into a number of franchise agreements for other owner/operators to own the Company's full service and variation locations and pay a franchise fee of $50,000 to $150,000 to the Company, depending on the format of the franchise locations, along with a 5% royalty on gross revenues. The Company then pays the Licensor, Contexual, a 1% of that 5% or 20% of the royalty income. The Company also pays the Licensor, Contexual, 10% of the proposed franchise fee or $5,000 for the $50,000 limited franchises and $15,000 for the $150,000 full service franchises. The current model for the Company's proposed franchise programs, both full service grocery and take out food facilities, and the smaller variation franchises, is owned by the Licensor, Contexual, is over 21,000 square feet. The Company has suggested that full service franchisee utilize a 10,000 square foot location to maximize profitability per square footage. A Company's franchise location can be opened and stocked for $1,000,000. The franchisee must also pay the $150,000 franchise fee to the Company. It is suggested, and will probably be required, that the franchisee have a $500,000 cash surplus over and above the opening costs and franchise fees to advertise and sustain the business for the first six months. The Company's management suggests that the smaller bakery and take out food franchises have a surplus of $250,000 in operating capital to sustain the business for the first six months. This cash surplus is in addition to the $50,000 in franchise fees paid to the Company. The Company's management has developed programs for the franchisees to help them implement and manage the proposed large and small franchise locations. At the present time, the Company has not filed their franchise plans and related documents with the Federal Trade Commission and has not initiated any legal research or incurred any legal expense in the preparation of the documents for the Federal Trade Commission. There are no potential franchise owners and the Company must start to solicit their potential franchise owners as soon as they have operating funds. In the event that only the minimum amount of the offering is achieved or if only a small portion of the offering is achieved then the Company will only be able to develop the franchise programs as permitted by the funds available.



         Name, Address, and Telephone Number of Registrant

         Food Palace International, Inc.
         3550 National Avenue
         San Diego, California 92113
         (619) 234-2156 phone; (619) 234-5406 fax


The Offering


      The Company is offering up to 4,000,000 shares of its common stock at $1.00 per share. The Company intends to have a licensed broker/dealer apply to the OTC Bulletin Board and/or a regional stock exchange, such as the Boston Stock Exchange (BSE), providing that the Company meets the listing criteria of the BSE, following the clearance of this filing with the Securities and Exchange Commission.



                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of the Company. Investing in the Company's common stock involves a high degree of risk. Any of the following risks could adversely affect the business of the Company, it's financial condition and operating results. These risks factors could result in a complete loss of your investment.


Investment Risks


     An investment in this offering involves a high degree of risk. The Company is a development stage company. The market for its products and services is not yet established, and the Company has not achieved market exposure and therefore, there is no market acceptance. The Company, and its predecessor company, Tejon Acquisition Corp., has a limited operating history and a history of operating losses. The Company's, in its predecessor company, Tejon Acquisitions Corp., loss for the twelve months ended December 31, 2001 was $0.00. The Company's loss as of January 31, 2002, was $300. The Company incurred losses of $1,120 since their development stage inception period commencing April 21, 1998 until January 31, 2002. The Company may continue to and is most likely to incur net losses in the future.



Risks Related to Food PalaceInternational, Inc.'s Business:



The Company Is In Its Earliest Stages Of Development, Has No Operating History,
-------------------------------------------------------------------------------
And May Never Become Profitable Or Continue As A Going Concern.
---------------------------------------------------------------

     The Company is in the early stages of development, with unproven management in a public company, and the Company's concept of Latin American specialty grocery and take out food stores is not yet well known in the marketplace. The

Company's concept of franchising and/or joint-venturing Latin American grocery and take-out food stores and business requires further exposure and development before it can be a marketable and recognized alternative to conventional grocers and take out food providers. Further, even if the Company's concept of specialty grocery and take out food stores and business and become fully developed and marketable, the Company could fail before implementing its business plan. It is a "start up" venture, which may incur net losses for the foreseeable future. The Company has no financial operating history, and it may face unforeseen costs, expenses, and problems that will prevent it from becoming profitable. The Company's success is dependent on a number of factors, which should be considered by prospective investors. The Company has only recently commenced its business. There is no assurance that the Company will ever operate profitably in the future and that it will be able to implement its business plan of creating Latin American grocery store, bakery and delicatessen locations, or small variations, either by franchising the concepts or obtaining company owned stores or joint venture partnership store locations. Even if the Company is successful in the implementation of its business plan by obtaining the necessary financing to commence operations, there is no assurance that the Company will be able to continue as a going concern and according to the Company's auditors, Anderson, Anderson & Strong in their Note 4 to the Company's Financial Statement: "The Company intends to further develop the license agreement outlined in Note 3, however, the Company does not have the working capital necessary to be successful in this effort. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year." See Financial Statements.



The Company Has Entered Into A "Non Arms Length" License Agreement With A
-------------------------------------------------------------------------
Licensor With Similar Officers And Directors Which Could Possibly Affect The
----------------------------------------------------------------------------
Objectivity Of The Company's Management.
----------------------------------------


     The Company's President, Daniel Najor and its Secretary/Treasurer, Nazar Najor, are officers and directors of the Licensor, Contexual, and have formed the Company to be the franchise "arm" of the Food Palace Supermarket concepts. Even though Mr. Daniel Najor and Mr. Nazar Najor, through Contexual, can open other Food Palace Supermarket locations within the United States of America, the License Agreement with Contexual provides that Contextual cannot work with another franchising group or corporation to open Food Palace Supermarket locations. Even though it is the intent of either Mr. Daniel Najor or Mr. Nazar Najor, through Contexual, to open only a few additional specialty Latin American grocery stores at the present time, there is nothing to prevent Contexual from opening other locations in the future. It is possible that during the course of Contexual's daily business that Daniel Najor and/or Nazar Najor may find a location which would be suitable to a potentially profitably specialty Latin American grocery store and open that location for Contexual. The Company's name of "Food Palace International" is not trademarked. It is conceivable that the Company will seek a suitable name which would be conducive to the Company's concept to be tradenamed for the name recognition necessary in any successful franchise program. At the present time, there is no such name designated or contemplated for the Company.





The Company's Dependence On Local Owner/Operators For Sales Could Cause The
---------------------------------------------------------------------------
Delays In Their Business Objectives.
------------------------------------

      The Company is relatively dependent upon the local owner/operators of the proposed Company locations to consummate the franchise Latin American grocery, bakery and delicatessen sales. Should these local owner/operators not be able to complete the expected sales generated by advertising methods, then the Company will not have an adequate income to sustain an on going business, thereby significantly decreasing the value of the Company's shares of stock and could cause the investor to lose all or part of the investment.




The Company's Dependence On Franchising Locations In Suitable Locations Could
-----------------------------------------------------------------------------
Cause the Company Delays In Implementing Its Business Plan.
-----------------------------------------------------------


     The Company heavily relies upon its ability to enter into a number of franchise agreements to have franchisees own and operate the Latin American grocery stores and/or Latin American bakery and take out delicatessen food locations throughout the United States. Management of the Company believes that to commence and to sustain its business, it is imperative to establish viable franchise programs. If the Company is not able to establish successful and practicable franchise programs, then the Company may not be able to continue its business. Further, if the Company experiences disruptions, franchisee management competency or capacity constraints of the franchising programs, there may be no means of rectifying the problems on a timely basis or at all. The inability or unwillingness of any third-party to provide the Company business with suitable locations could significantly limit the Company's ability to capture and expand to new markets. This may have a material adverse effect on its business, financial condition and operating results.



The Company's Dependence On Franchise Sales Agents Could Cause The Company
--------------------------------------------------------------------------
Delays In Their Business Objectives.
------------------------------------


      The Company is dependent upon salaried and commissioned franchise sales agents to provide potential franchise owners for the various Latin American grocery full service and segment locations. The franchise industry is inundated with franchised food projects. There is no assurance that the Company will be able to attract and sell the Company's franchise concepts to potential franchisees. If the Company does not achieve franchise sales to potential franchise owners, this may have a material adverse effect on its business, financial condition and operating results.



The Company's Heavy Dependence On Key Management Whose Lack Of Time And
-----------------------------------------------------------------------
Attention To The Company Could Result In Delays Or Business Failure.
--------------------------------------------------------------------



     Mr. Daniel Najor is serving as the Company's President and Board Chairman, with no set compensation. Mr. Nazar Najor is serving as the Company's Secretary/Treasurer and Director. Each of this officers and directors have received 250,000 shares of the Company's common shares of stock as incentive to organize and implement the Company's business plan. The loss of both Mr. Daniel Najor's and Mr. Nazar Najor's services may hamper the Company's ability to implement its business plan and could cause the Company's shares of stock to be devalued. The Company is dependent upon Mr. Daniel Najor's and Mr. Nazar Najor's entrepreneurial skills and experience to implement the business plan and their services would be difficult to replace. Mr. Daniel Najor's and Mr. Nazar Najor's time is not solely dedicated to the Company and this fact may result in delay(s) in the completion of potential market development and implementation of the business plan. The Company has no employment agreements with management, and there is no assurance these individuals will continue to manage the Company's affairs in the future. The Company has not obtained key man life insurance on Mr. Daniel Najor or Mr. Nazar Najor. Investors will not have any financial indicators to evaluate the merits of the Company's business activity, therefore, investors should carefully and critically assess the background of Mr. Daniel Najor and Mr. Nazar Najor. See "Directors and Executive Officers".


The Company's Heavy Dependence On Key Management Who Have No Experience In The
------------------------------------------------------------------------------
Food Store Franchising Industry Could Cause Delays In The Company Implementing
------------------------------------------------------------------------------
Its Business Plan.
------------------

     Mr. Daniel Najor, Chairman and CEO of the Company, and the senior officer group, have had no direct experience in the multiple sales of Latin American grocery stores, with bakeries and delicatessens and other Latin American take out food locations, although they do have direct experience in the marketing and sales of Latin American food products, both packaged and take out, within their own "Food Palace Supermarket" store in San Diego. None of the management group has experience in franchise sales and will rely solely on experienced franchise sales consultants and agents. Although Mr. Daniel Najor and Mr. Nazar Najor have general sales and marketing experience, the Company must rely partly on outside marketing consultants and hired franchise professionals to assist in the development, sales and marketing decisions of the Company's business.


The Company's Competition Could Cause The Company Delays Qr Failure In Achieving
--------------------------------------------------------------------------------
The Company's Business Objectives.
----------------------------------


     Although the Company has not conducted extensive market research on the potential Latin American grocery and take out food market for the Company's Latin American specialty grocery store concepts and system. Management of the Company recognizes that there is intense competition in the grocery and take out food industry. Many competitors are publicly held corporations with vast capital resources, multiple locations and name recognition.

     The Company expects this competition to increase in the future. There is the possibility that the Company has over-estimated the potential Latin American specialty grocery and take out food market. Should the Company fail to attract and retain a customer base, the Company could not sustain its business and this would result in a decline in its projected revenue and a loss of market share. Although the Company has found few direct competitors to the various Company' concepts and system, the total grocery and food market is very competitive and highly fragmented, with no clear dominant leader however this competition could cause the Company delays or business failure.



The Company Has No Assurance Of Future Industry Growth Which May Adversely
--------------------------------------------------------------------------
Affect The Company's Business Objectives.
-----------------------------------------


     There can be no assurance that the specialty grocery and take out food market's projected growth will occur or continue. Market information presented in this prospectus is inherently uncertain, subject to change and often dated. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors beyond the Company's control. An adverse change in size or growth rate of the market for a Latin American specialty grocery and take out food locations is likely to have a adverse effect on the Company's business, financial condition and operating results, resulting in a significant decline of the value of the Company's stock and could cause the investor to lose all or part of the investment.



The Company's Potential Business Combinations Could Be Difficult To Integrate
-----------------------------------------------------------------------------
And May Disrupt Business Operarions Resulting In Delays Or Business Failure And
-------------------------------------------------------------------------------
Could Result In Shareholder Dilution.
-------------------------------------


      The Company may not be successful in developing a viable market for the Company's business. In the event that the Company cannot achieve reasonable sales after a significant and concerted effort, management will need to devote a significant portion of time to the evaluation of other business opportunities which may be available to the Company. In the event of a business combination, the ownership interests of holders of existing shares of the Company's stock will be diluted. Due to limited financial resources, should the initial business plan falter, the only way that the Company will be able to diversify its activities would be to enter into a business combination.

     Any asset acquisition or business combination would likely include the issuance of a significant amount of the Company's common shares of stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, the Company's stockholders may not have an opportunity to vote on the transaction. For example, the Company's Board of Directors may decide to issue an amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but the Company's officers and directors must exercise their powers in good faith, with the best interests of the corporation in mind, however such business combination could cause the investor to lose all or part of the investment.


      Any acquisition of a business or business combination may be difficult to integrate and could disrupt the Company's ongoing business, distract management and employees and increase operating expenses. If the Company acquires another company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for the Company. Acquisitions also involve the need for integration of administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions could limit the Company's profitability and decrease the value of its stock. In addition, the Company's liquidity and capital resources may be diminished prior to, or as a result of, the consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the acquired business entity and could cause the investor to lose all or part of the investment..


The Company May Enter Into A New Line Of Business Which Investors Could No
--------------------------------------------------------------------------
Evaluate.
---------


      In the event of a business combination, acquisition, or change in shareholder control, the Company may enter in to a new line of business, which an investor did not anticipate and in which that investor may not want to participate. The Company may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of the Company's common shares of stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace the Company's management. This potential new management may decide not to continue to implement the Company's current business plan, and may decide to enter into a business completely unrelated business which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose part of the investment or their entire investment.



Financial Risks



The Company May Need Additional Financing Which May Not Be Available Or Which
-----------------------------------------------------------------------------
May Dilute The Ownership Interests Of Investors.
------------------------------------------------


     The Company's ultimate success will depend on its ability to raise investment capital and no commitments to provide additional funds have been made by management or other shareholders. The Company has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If additional capital is not available, the Company's operations would be severely limited, and it would be unable to implement its business plan and could cause the investor to lose all or part of the investment.


Risks Related to the Securities Market


The Company's Common Stock Has No Prior Market, And Prices May Decline After The
--------------------------------------------------------------------------------
Offering And Cause The Investor To Lose All Or Part Of The Investment.
----------------------------------------------------------------------


     There is no public market for the Company's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of the Company's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for the Company's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of the Company's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in the Company's common shares of stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in the Company and could cause an investor to lose all or part of the investment.



The Company's Investors May Face Significant Restrictions On The Resale Of The
------------------------------------------------------------------------------
Company's Shares Of Stock Due To Federal Penny Stock Regulations And State Blue
-------------------------------------------------------------------------------
Sky Laws.
---------


     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because the Company's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to the Company and its securities. The rules may further affect the ability of owners of the Company's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Because the Company's securities have not been registered for resale under the blue sky laws of any state. The holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell or purchasers to buy the Company's securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration. This governs the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state or otherwise be exempt from registration. The Company does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for the Company's shares of stock.

     Accordingly, investors should consider the secondary market for the Company's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification and could cause the investor to lose all or part of the investment.



The Company's Offering Is That Of A Direct Participation, Self Underwritten And
-------------------------------------------------------------------------------
On A Minimum/Maximum, Best Efforts Basis; And If The Minimum Amount Is Not
--------------------------------------------------------------------------
Achieved, The Investor's Funds May Be Held, Without Interest, Until Ten Days
----------------------------------------------------------------------------
After The Offering Completion Date.
-----------------------------------


     All funds derived from the sale of the Company's shares in this offering shall be escrowed until the minimum amount of $20,000 representing 20,000 shares @ 1.00 per share is achieved. If that amount is not achieved until the completion date of February 28, 2003, the investor's funds may be held, without interest, and not returned to the investor until 10 days after the completion date or February 28, 2003. There will not be any funds withheld in the event that the minimum amount is not achieved, however the investor will lose the benefit of interest on the funds held.


The Company's Board Of Directors Has The Ability To Designate The Rights,
-------------------------------------------------------------------------
Preferences And Privileges Of The Authorized Preferred Shares.
--------------------------------------------------------------


     The Company's Articles of Incorporation and Bylaws allow the Board of Directors to issue Preferred Shares and to designate what those preferences are as opposed to the common shareholders. The Company could issue preferred shares for assets or financing and the Company's Board of Directors would have the sole authority to designate the rights attached to those preferred shares. Those preferred shares could convert into a pre-determined amount of common shares. This conversion from preferred shares to common shares would cause dilution to the investors shares. Every conversion from preferred shares to common shares will carry the voting rights of one vote per common share and could affect the control of the management of the Company. Additionally, in the case of a corporate liquidation, preferred shareholders have preferred rights over common shareholders. Such rights of preferred shareholders could cause significant dilution and the investor to lose all or part of the investment.






                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 4,000,000 shares of common stock offered by the Company, at the public offering price of $1.00 per share, is $4,000,000, less the cost of the offering which is estimated to be $15,000, or $3,985,000. This Offering is a self-underwriting and management of the Company is solely responsible for the sale of the stock. There is no commission being paid to management for the sale of the shares of stock and the Company does not have commissioned sales people selling these shares of stock. If only the minimum amount of 20,000 common shares of stock are sold, then the entire amount of $20,000 shall be used to pay for the offering fees and the Company would have a surplus of $5,000 for general corporate purposes. Investors should be aware that if the Company is only able to sell the minimum amount of shares registered for sale in this offering ,there is no assurance that the Company will be able to obtain any additional financing which would possibly make the Company's share of common stock decrease substantially or to become worthless. If the maximum amount of common shares of stock are sold by way of this offering, the Company expects to use the net proceeds in the following manner:

          Net Proceeds if all shares (4,000,000 @$1.00) are sold by the
          Company: $4,000,000

                 $2,000,000 -  Two Company Owned Full Service Stores*
                    500,000 -  Franchise Program
                    500,000 -  Advertising and Marketing
                    500,000 -  Food Processing and Brand Manufacturing for
                               Franchise Locations
                    485,000 -  General Working Capital
                     15,000 -  Offering Expense
                Total Use of Proceeds: $4,000,000

          Net Proceeds if 50% of the shares (2,000,000 @$1.00) are sold by the
          Company: $2,000,000
                 $1,000,000 -  One Company Owned Full Service Store or Two
                               Smaller Company Owned Stores*
                    500,000 -  Franchise Program
                    250,000 -  Advertising and Marketing
                    235,000 -  Working Capital
                     15,000 -  Offering Expense
                Total Use of Proceeds:  $2,000,000

          Net Proceeds if 25% of the shares (1,000,000 @$1.00) are sold by the
          Company: $1,000,000
                    $500,000 -  Franchise Program
                    200,000 -  Advertising and Marketing
                    285,000 -  Working Capital
                     15,000 -  Offering Expense
                Total Use of Proceeds: $1,000,000

          Net Proceeds if the minimum amount of shares are sold by the Company:
          $20,000

     These funds will be used for the expenses of the offering, $15,000 and general corporate expenses of $5,000.


     * The Company's business plan involves the owing and operating of Company owned stores for the potential cash flow and also for an additional Company owned model for potential franchise purchasers. The Company does not intend to purchase any Company owned stores from an affiliate and there are no stores or locations which are designated for Company store locations. The proposed Company owned store(s) will be in locations with a Latin American population influence or other indicators of potential Latin American grocery store acceptance. At the present time, the Company has no particular location in mind, however management believes that the Southwestern states of California, Arizona and New Mexico are areas to research for possible store locations.


     The priorities in the use of proceeds is that to implement the franchise program for the Company locations. The advertising and marketing expense is the next priority to achieve a customer base for franchise sales. The amount of the shares sold in the offering will determine how many markets (cities) the Company business plan will be implemented. If the maximum amount of shares of stock are sold, then the Company will seek to implement its plan in the South Western region of the United States; if less than the maximum is sold, then the Company will implement its business plan accordingly.

     In the event that the Company is not successful in their first, second market or subsequent markets, if any, and if the Company has exhausted all possibility of continuing with the Company's Food Palace grocery store concept, then Management will seek other profitable business opportunities and will act accordingly with the funds remaining. At this time, there is no plan to dedicate any funds to any other business than the Company concept. The Company will continually evaluate other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. The Company may use a portion of the proceeds for these purposes only if the Company's business is proven to be unsuccessful and there are no plans to spend any of the proceeds on other business. The Company is not currently a party to any contracts pertaining to the acquisition of store locations or any real estate. The Company is not a party to any letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than that as described herein. The Company has not investigated any other business opportunity at this time and does not plan to do so unless the Company's business and concept is not a viable business.

     The Company has not yet determined the specific amounts of "net proceeds" to be used specifically in the general categories as described herein. Accordingly, the Company's management will have significant flexibility in applying the net proceeds of the Offering.

                                    DILUTION

     The Company is authorized to issue a substantial number of shares of common stock, up to the authorized share capital of 100,000,000 common shares of stock and 10,000,000 preferred shares of stock, in addition to the shares comprising the shares in this offering. The preferred stock can be issued in such series and with such designating rights and preferences as may be determined by the Board of Directors at its sole discretion. In the event that the Company does not achieve the maximum by way of this offering, the Company will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of stock which could cause a material dilution to investors in this offering.

     As of January 31, 2002, the Company had a net palace book value of $0.00. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in the Company's net tangible book value, except for the sale of the shares in this offering at a price of $1.00 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following tables reflect the dilution if (1) the minimum amount of shares are sold in this offering; (2) the midpoint amount of shares are sold in this offering (2,00,000 shares); and (3) the maximum amount of shares are sold in this offering.




--------------------------------------------------------------   ----------------------------------------------------------
                                                                                                            After Sale of
                              Prior to Sale   After Sale of                                 Prior to Sale     2,000,000
                              (Jan.31, 2002)  20,000 Shares                                 (Jan. 31, 2002)     Shares
--------------------------------------------------------------   ----------------------------------------------------------
Number of Shares                4,320,000       4,340,000        Number of Shares              4,320,000      6,320,000
--------------------------------------------------------------   ----------------------------------------------------------
Public offering price              n/a               1.00        Public offering price            n/a            1.00
per share                                                        per share
--------------------------------------------------------------   ----------------------------------------------------------
Net tangible book                                                Net tangible book
value per share of                                    0          value per share of                                   0
common stock before                                              common stock before
the offering                                                     the offering
--------------------------------------------------------------   ----------------------------------------------------------
Pro forma net tangible                                           Pro forma net tangible
book value per share                                             book value per share
of common stock after                              .0046         of common stock after                            .3165
the offering                                                     the offering
--------------------------------------------------------------   ----------------------------------------------------------
Increase to net tangible                                         Increase to net tangible
book value per share                                             book value per share
attributable to purchase                                         attributable to purchase
of common stock by                                 .0046         of common stock by                               .3165
new investors                                                    new investors
--------------------------------------------------------------   ----------------------------------------------------------
Dilution to new investors          n/a              .995         Dilution to new investors        n/a              .684
--------------------------------------------------------------   ----------------------------------------------------------






                                       15


---------------------------------------------------------
                                             After Sale
                                                 of
                            Prior to Sale    4,000,000
                           (Jan. 31, 2002)     Shares
---------------------------------------------------------
Number of Shares              4,320,000      8,320,000
---------------------------------------------------------
Public offering price            n/a           1.00
per share
---------------------------------------------------------
Net tangible book
value per share of
common stock before                                  0
the offering
---------------------------------------------------------
Pro forma net tangible
book value per share
of common stock after                              .48
the offering
---------------------------------------------------------
Increase to net tangible
book value per share
attributable to purchase                           .48
of common stock by
new investors
---------------------------------------------------------
Dilution to new investors        n/a               .52
---------------------------------------------------------


     The Company's net tangible book value per share is determined by dividing the number of shares of common stock outstanding into the net tangible book value.

      On May 3, 1998, 200,000 restricted common shares of stock were issued to the officers and directors of the Company; 100,000 to Daniel Najor and 100,000 to Nazar Najor for organizational and management services from April 21, 1998 to December 31, 2001. On January 24, 2002, 300,000 restricted common shares of stock were issued to the officers and directors of the Company; 150,000 to Daniel Najor and 150,000 to Nazar Najor for management services from January 1, 2002, to December 31, 2002. There is no plan to further compensate the officers and directors until the business is implemented and sales are achieved. At that time, the officers and directors services will be assessed. On September 18, 1998, 3,500,000 restricted common shares of stock were issued to Contextual Trading Co., Inc. or designees, in exchange for a license for the rights to open Food Palace grocery store locations, under the name "Food Palace" or another mutually agreed to name, within the United States of America. On September 24, 1998, 300,000 restricted common shares of stock were issued to Contexual Trading Co., Inc., or designees, in exchange for management services pertaining to the license agreement pursuant to the development of the Company's business concept for company owned and franchise locations. These issuances are to be considered as a "non-arms length" transaction.

     This offering itself involves immediate and substantial dilution to investors. Any common shares of stock issued or preferred shares of stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of common shares of stock purchased in this offering.



                         DETERMINATION OF OFFERING PRICE

     The Company arbitrarily determined the price of the common shares of stock in this Offering. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                              PLAN OF DISTRIBUTION


     The Company intends to sell a minimum of 20,000 shares of common stock and a maximum of 4,000,000 shares of its common stock to the public on a self-underwriting "best efforts" basis. There can be no assurance that any of these common shares of stock will be sold. This offering may only be sold by Daniel Najor, the Company's President and Board Chairman, and Nazar Najor, the Company's Secretary/Treasurer and Director. There is no commission being charged to the Company. The gross proceeds to the Company will be $4,000,000, less the $15,000 in offering costs, netting the Company $3,985,0000, if all the common shares of stock offered herein are sold by the Company. The gross proceeds to the Company will be $20,000 if only the minimum amount of common shares of stock offered herein is sold by the Company and in that event, the Company will be able to pay the offering costs of $15,000 and obtain a surplus of $5,000 which will be used for general corporate expense. In the event that the Company sells common shares of stock in the Offering, no commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, in connection to any person or firm in connection with solicitation of sales of the common shares of stock. No public market currently exists for the common shares of the Company's common stock. The Company intends to have a licensed broker/dealer apply to have its shares traded on a regional stock exchange and/or the OTC bulletin board under the symbol "FPAL". All prospective purchasers will be subject to the provisions of the Subscription Agreement,
Exhibit 4.2, and Prospective Purchaser Questionnaire. The Subscription Agreement will have the amount of shares to be purchased, the price of the shares, how to send funds and other provisions and information of the purchaser. In the Prospective Purchaser Questionnaire, the prospective purchaser of common shares of stock of this offering needs to meet the minimum income and net worth requirements in order to be deemed as a qualified investor. If the prospective purchaser of common shares of stock in this offering does not meet the income and net worth requirement, then the Company will reject such Subscription Agreement and return all funds, if received.




                                LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings threatened or anticipated against the Company or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.



              DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT
                          EMPLOYEES AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer and control person of the Company.


  ----------------------------- ---------- ------------------------------------
  NAME                             AGE     POSITION
  ----------------------------- ---------- ------------------------------------
  Daniel Najor                     48      President, Board Chairman

  Nazar Najor                      57      Secretary/Treasurer and Director
  ----------------------------- ---------- ------------------------------------


     On April 24,1998, the Board of Directors was elected and installed. Nazar Najor was President and Board Chairman and Daniel Najor was Secretary/Treasurer and Director. In January, 2002, when the predecessor corporation, Tejon Acquisition Corp., a Delaware corporation, facilitated a merger and change of domicile to the state of Nevada and change of name to Food Palace International,

Inc. At that time, Mr. Daniel Najor became President and Board Chairman and Mr. Nazar Najor became Secretary/Treasurer and Director. The Company's Bylaws provide for their officers and directors to serve for a term of 2 years, unless otherwise notified by way of a Board of Directors Meeting. Shareholders can elect new directors at an annual general shareholders meeting or extraordinary or special shareholders meeting which would take precedence over the 2 year term provision in the Company's Bylaws. Therefore, the officers and directors will be elected for one-year terms at the annual shareholders' meeting. The officers will hold their positions at the pleasure of the Board of Directors.



     Daniel Najor, President and Board Chairman:
     -------------------------------------------


     Originally from Detroit, Michigan, Daniel Najor started his business career in the grocery business and in 1974, at the age of 21, purchased his first supermarket, Great Scott Supermarket in Lakeside, California with his brothers. Great Scott Supermarket was over 14,000 square feet and had gross sales of $7,000,000 per annum. Mr. Daniel Najor owned 25% of that store and sold it two years later. Mr. Najor has over 25 years experience in the grocery business, food retailing, food manufacturing, cost controls, and all facet of grocery and fresh food preparations. Mr. Najor presently operates the day to day activity of the "Food Palace Supermarket" grocery store, owned by Contexual Trading Company, Inc., the Licensor to the Company. This location is over 21,000 square feet, has 130 full and part time employees, and has an annual sales volume in excess of $12 million.

     Mr. Najor has been involved in the financing business since 1984 and has completed over $200 million dollars in financing pertaining to real estate and corporate finance. Daniel Najor is President of DLN Financial, Inc. since its inception in 1986. Mr. Najor also served as a director of Cypress Financial Services, Inc., a publicly held company from 1996 to 1997; Cypress Financial Services was in the financial services and financial collection industry.


     Mr. Najor is an experienced business executive and is also the President, Co-Founder and Director of Contexual Trading Company, Inc. , former Board Chairman and Founder of Virtual Gaming Technologies, Inc., "VGTI", a publicly held company. Mr. Najor is also Board Chairman and Founder of Callingcard Industries, Inc. and Board Chairman and Founder of Tierra Telecom, Inc.

     Mr. Najor has been married 19 years with 3 children, ages 17, 15 and 4. Daniel Najor is a licensed pilot, enjoys business and travel, founding technology projects and golf.


Summary of Business Experience of Daniel Najor within the last five years:

Current Positions:
          President & Board Chairman - January, 2002 to present - Food Palace
               International, Inc. Duties include setting policy and implementation of the Company's business plan, the financing of the business plan and all other aspects of the day to day activity. Secretary/Treasurer & Director from April, 1998 to January, 2002 of the Company's predecessor company, Tejon Acquisition Corp.
          President & Board Chairman - January, 2002 to present - Callingcard
               Industries, Inc. Duties include setting policy and implementation of the Company's business plan, the financing of the business plan and all other aspects of the day to day activity. Secretary/Treasurer & Director from April, 1998 to January, 2002 of Callingcard's predecessor company, Tver Acquisition Corp.
          Board Chairman - 1996 to present - Virtual Gaming Technologies, Inc., a public company which developed gaming Software. Duties include setting policy for management and other Board related reponsibilities.
          President/Director - 1986 to present - DLN Financial, Inc., mortgage brokerage firm and mortgage loan originators. Duties include setting policy for management and other Board related responsibilities.
          Founder/Board Chairman - 1999 to present - Tierra Telecom, Inc., a company which manufactures telephone Switches. Duties include setting policy for management and other Board related responsibilities.
          Co-Founder, President/Director - 1976 to present - Contexual Trading
               Company, Inc., owner of Food Palace grocery store and related Food Palace fresh food and grocery products. Duties include overseeing day to day activity of the retail grocery business and its related services and other Board related responsibilities.

     Nazar Najor, Secretary/Treasurer & Director:
     --------------------------------------------


     Mr. Nazar Najor is an experienced business executive with an extensive retail grocery, restaurant and real estate development background. Mr. Najor is currently the Chief Executive Officer of Live Oak Springs Resort in Boulevard, California. Mr. Najor developed the entire resort and oversees the operation of all departments of the resort, including the restaurant, market, lodging facilities, mobile home park, recreational vehicle park and PUC water company.


     In addition to Mr. Najor's development and overseeing the operations of the Live Oak Springs Resort, Mr. Najor also acts as an integral member of the Board of Directors of Contexual Trading Company, Inc., owner of the "Food Palace Supermarket", San Diego, California. Mr, Najor has owned and managed the Lakeshore Farms Market in Lakeside, California and owned and managed the Rackhouse Restaurant in Lakeside, California.

     Mr. Najor has a diverse educational background in business, law and communications for a period of over 20 years, including 5 years of Philosophy and Science. Mr. Nazar Najor does not have a degree in any subject.

     Mr. Najor is married with four children and enjoys Tai Chi, Yoga and River Rafting

     Daniel Najor and Nazar Najor have been the only two officers and directors since the inception of the Company on April 21, 1998.



Summary of Business Experience of Nazar Najor within the last five years.
          Secretary/Treasurer/Director - January, 2002 to present - Food Palace
               International, Inc. Duties includes all secretary/treasurer and director duties. Mr. Nazar Najor is not responsible for the day to day activity of the Company. President & Board Chairman from April, 1998 to January, 2002 of the predecessor company, Tejon Acquisition Corp. Duties included the acquisition of the Company's license.
          Secretary/Treasurer/Director - January, 2002 to present - Callingcard
               International, Inc. Duties include all
               secretary/treasurer/director duties. President & Board Chairman from April, 1998 to January, 2002 of the predecessor corporation, Tver Acquisition Corp. Duties included the acquisition and development of the Callingcard technology.
          Chief Executive Officer/Director - 1984 to present - Live Oaks Springs
               Resort. Duties include all phases of the Resort's operation and day to day activity.
          Director 1996 to present - Contexual Trading Company, Inc.

     Daniel Najor and Nazar Najor have been the only two officers and directors of the Company since its inception on April 21, 1998. Mr. Nazar Najor was President and Board Chairman of the predecessor company, Tejon Acquisition Corp.; Mr. Daniel Najor was Secretary/Treasurer & Director of the predecessor company, Tejon Acquisition Corp.

     Mr. Daniel anticipates spending at least 8 hours per week on this project after completion of adequate financing and Mr. Nazar Najor anticipates spending 5 hours per month on the Company's duties. Mr. Daniel Najor and Mr. Nazar Najor are brothers.


                                 ADVISORY BOARD

     Mr. Nazar Najor, will act as Advisory Board Chairman for a term of two years. Mr. Nazar Najor is actively recruiting the Company's first advisors. All advisors shall be compensated with restricted common shares of the Company's stock commensurate with their services.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 31, 2001, the Company's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its common stock, and the share holdings of all Executive Officers and Directors and Significant Employees as a group. Each person has sole voting and investment power with respect to the shares shown.

--------------------------------------------------------------------------------
                                                                  Percentage of
Name                                            Shares Owned      Shares Owned
--------------------------------------------------------------------------------

Daniel Najor, President and Board Chairman         250,000            5.78%
  3550 National Avenue
  San Diego, California 92113

Nazar Najor, Secretary/Treasurer & Director        250,000            5.78%
  3550 National Avenue
  San Diego, California 92113


Other Najor family members As a Group            1,000,000            23.15%
Each family member owns less than 5%

--------------------------------------------------------------------------------
  ALL EXECUTIVE OFFICERS & DIRECTORS
  AND SIGNIFICANT EMPLOYEES, AND
  BENEFICIAL OWNERS AS A GROUP                   1,500,000           34.72%
--------------------------------------------------------------------------------



                            DESCRIPTION OF SECURITIES

     The following description of the Company's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

     The authorized capital stock of the Company consists of 110,000,000 shares of stock: 100,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.01 per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of the Company's common stock.

     The holders of shares of common stock of the Company do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the near future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of the corporation, the Company's shareholders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment of all creditors. Article IV in the Company's Articles of Incorporation states that:
"The holders of the preferred shares and common shares are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors can restructure the issued and outstanding shares with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of common stock and or 10,000,000 preferred stock. Article V of the Company's Articles of Incorporation states that "Any such change of the Bylaws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any By-laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors without the necessity of a Special or Extraordinary General Meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax". The Company's Bylaws, Article II provides for an annual shareholders meeting to be held on or before June 30th of each year at 11:00 AM, at which time the shareholders shall elect a Board of Directors (every two years or otherwise appropriate) and transact any other appropriate business. The shareholders have the right to effect a change of control at the annual meeting. Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be deemed authorized by the Board of Directors provided in the Articles and Bylaws and amendments.


     As of the date of this Registration Statement, there are 4,320,000 common shares of stock issued and outstanding and 147 shareholders. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees. The Company's officers and directors have been issued a total of 500,000 restricted shares each, representing 250,000 shares for each of the 2 officers/directors. To the extent that additional shares of the Company's common stock are issued, the relative interests of existing shareholders may be diluted. Out of the total 500,000 common shares of stock issued to the Company's officers and directors, 300,000 shares issued to the Company's officers and directors are "fully paid" for the services and expenses for the year, 2002, including rent and office expense. These office expenses and rent are paid by way of the share distribution of 300,000 common shares of stock; 150,000 to Daniel Najor and 150,000 to Nazar Najor. The Company has its offices within the offices of the Company's President and Board Chairman, Daniel Najor at his Food Palace Supermarket in San Diego, California.




                      INTEREST OF NAMED EXPERTS AND COUNSEL

     These experts have been retained in connection with the registration of this offering of the Company's common shares of stock. Mr. Tolan Furusho, Attorney at Law, 12729 Northup Way, Bellevue, Washington 98005, (425) 452-8639, was retained to provide the legal opinion regarding the corporation in connection with this offering. Mr. Furusho does not own shares of stock of the Company. Andersen, Andersen & Strong, 941 East 3300 South, Salk Lake City, Utah 84106, has been engaged to provide the audited financial statements in connection with this offering.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


    The Company's Bylaws, filed herewith as Exhibit 3.2, provide in ByLaw VII that it will indemnify and hold harmless each "corporate officer, director and agent" who is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS



Background
----------

     Food Palace International, Inc., "the Company", was formed as Tejon Acquisition Corp. under the laws of the State of Delaware on April 21, 1998. On January 23, 2002, Food Palace International, Inc was incorporated in the State of Nevada. The Delaware corporation entered into a merger agreement with the Nevada Corporation, pursuant to an Agreement and Plan of Merger and Reorganization adopted by the Board of Directors of each corporation. The effective date was January 25, 2002. The Nevada corporation issued its shares on a one for one basis with the Delaware corporation. The Company is in its early developmental and promotional stages. To date, the Company's activities have been to evaluate certain business opportunities commencing with the potential market of soy based substitute milk product in the Middle East and elsewhere. That project was abandoned when the opportunity of the Company's concept was presented.


     On September 18, 1998, the Company acquired the rights from Contexual Trading Company, Inc., to own and operate Latin American specialty grocery and take-out food markets with the systems and organization methods used by Contexual in their Latin American specialty grocery and take-out food market established in San Diego, California. This license provides that the Company can franchise or joint venture these proposed Latin American specialty grocery and take-out food markets within the United States of America. Contexual Trading Co., Inc., a California corporation, has similar officers and directors as the Company. This license is the only asset of the Company and has been a zero asset value by the Company's auditors. The Company's efforts have been organizational, directed at the development of the Company's franchise business and the raising of its initial capital. The Company has not commenced commercial operations. The Company has no full time employees and owns no real estate. The Company's business plan is to enter the market with the Company's Latin American specialty grocery and take-out food store concepts and system on the most cost effective basis known to management, i.e. the franchising of large and small Latin American specialty grocery and/or food locations to owner/operator franchisees which will be initially implemented upon financing.

     There are both common and preferred shares authorized by the Company. The Company has a share capitalization of 100,000,000 common shares at a par value of $.001 per share and 10,000,000 preferred shares authorized, at a par value of $.001. There were 10,000,000 preferred shares of stock authorized in the predecessor Delaware corporation. The Company's principal executive offices are located in San Diego, California within the offices of the Licensor, Contexual, at 3550 National Avenue, San Diego, California 92113. The Company does not pay rent or other office expense and is not expected to pay rent or office expenses until significant sales have been completed. The year 2002 office rent and office expenses have been paid by way of a share distribution of 300,000 common shares of stock to the Company's officers and directors; Mr. Daniel Najor 150,000 common shares of stock and Mr. Nazar Najor 150,000 common shares of stock .



General
-------



     In addition to the Company's Latin American specialty grocery and take-out food store franchise concept, the Company intends to create company owned full service and segmented locations or joint venture locations with potential outside investors. The Company's management believes that the Latin American specialty grocery and take-out food store concept is adaptable to all major cities throughout the United States of America due to the increased popularity of Latin American food and food products.


     The Company is seeking locations of approximately 10,000 square feet for the larger, full service locations, which is one half the size of the existing model "Food Palace Supermarket" owned by the Licensor, Contexual. This lesser square footage should provide for potential higher profit margins in the Company owned or joint ventured locations and/or in the franchise locations. The smaller variable franchises of the bakery and take out food locations can be utilized in 3,000 square foot to 7,500 square foot locations, depending on the locations and other considerations.

     The primary objective of the business of the Company is to create a market for the Company's Latin American specialty grocery and/or Latin American specialty take out food take out business to locations initially with a large Latin American population. The management of the Company believes that the affordable price points and large selection of the Latin American specialty food products and/or take out foods of the Company's concepts and system will attract a segment of the general population as well as the Latin American population.

The proceeds from this offering shall be partially dedicated to the acquisition of company owned stores, if the maximum amount of shares are sold by way of this offering, and to fully implement the franchise programs. If only a portion of the maximum amount of shares are sold by way of this offering, then the Company shall concentrate its efforts on the sale of large, full service franchises and small, segmented franchises and/or joint venture projects. See "Use of Proceeds".

     Upon the initial marketing of the Company's concepts, the Company plans to expand its business through the franchising of suitable locations. The Company is also seeking joint venture partners to open and operate the Company locations. There is no assurance that the Company will ever be able to sell the Company's concepts to the potential franchise purchasers or that the Company's concepts will be accepted by the consumer. Additionally, if the Company cannot obtain the necessary working capital, it is doubtful that the Company will be able to continue to operate as a going concern. The Company will only continue to operate its business as long as it is able to obtain financing.



Marketing Approach
------------------

     Upon financing and commencement of business, the Company will then attempt to advertise the Company's concepts and solicit joint venture partners and potential franchise owner/operators. The Company may also select a tradename, suitable to tradename protection, under which to market the Company's concepts and system. The Company will also build a website for direct Internet and related franchise sales. This franchise marketing strategy, pursuant to the Company's initial market research, is the least costly and most comprehensive method to advertise at this initial stage of corporate and franchise sales development. The Company has not conducted a formal market study in connection with the implementation of the Company's business plan.

     The business approach used by many companies marketing new products or, in this case, a relatively selective grocery market and system, is to establish as many franchise sales as possible within the assigned territory of the United States of America. The Company is limited by working capital so the management of the Company elects to utilize its limited capital to test the market and use those results to expand. Such expansion shall be financed by franchise sales, joint venture financing and/or other public financing. Direct sales on the web will focus through search engines for the specialty foods category. The Company relies heavily on the knowledge of its officers and directors and other experts who may from time to time be hired by the Company in their designated target markets.



Competition
-----------

     The Company has not conducted a market study to specifically define the competition, however there are large dominant leaders in the grocery industry which have a large selection of Latin American foods, including Safeway, Albertsons, Lucky's, Ralphs, QFC, etc. which are publicly held and well known. There are a number of Latin American take out food locations such as Taco Bell and Taco Time, but these are more "fast food" oriented. These companies are profitable, heavily financed and have resources to establish many facilities and can advertise on a local and national basis. There are a few locations which have a similar concept to the Company's grocery line, but these locations are usually 1,000 to 2,500 square feet and are owned and operated by individual or closely held corporations. These "Mom and Pop" grocers are usually unable to buy in quantity and cannot pass on lower prices to their consumers. The Company's management does not know if the large corporations or the "Mom and Pop" companies are planning on expanding into the target areas that the Company has selected.



Government Regulations Regarding Franchise Sales.
-------------------------------------------------

     All franchises sold in the United States of America are regulated by the Federal Trade Commission. Management of the Company does not perceive of any difficulty in receiving the approval from the Federal Trade Commission to sell the Company's large and small franchises. However, at the time of this offering, the Company has not sought legal counsel to research the franchise laws nor has the Company applied for clearance from any regulator regarding the proposed franchise programs. The Company is not aware of any additional governmental regulations or pending regulations pertaining to the Company's business plan.



Employees
---------

     The Company is a development stage company and currently has only two part time employees, the Company's officers and directors, Mr. Daniel Najor and Mr. Nazar Najor. The Company is currently managed by Daniel Najor, its President and Board Chairman, and Nazar Najor, Secretary/Treasurer and Director who comprise the Board of Directors. The Company looks to the Board of Directors and Officers for their entrepreneurial skills and talents. For a complete discussion of the Officers and Directors and Significant Employees experience, see "Directors, Executive Officers, Promoters, Significant Employees And Control Persons." Management plans to use marketing consultants, franchise consultants and sales agents, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. The Company may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire shares of stock in the Company, which would dilute the ownership interest of holders of existing shares of its common stock.



Available Information and Reports to Securities Holders
-------------------------------------------------------

     The Company has filed with the Securities and Exchange Commission a Form SB-2 Registration Statement with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to the Company and its common stock, see the Registration Statement and the exhibits and schedules. The Company's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

       Upon completion of this offering, the Company will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the website of the Commission referred to above.



            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for the Company' concepts and system. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. The Company's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by the Company described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with the Company's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Plan Of Operation
-----------------

     It is the intention of the Company to commence business operations when the offering is completed or partially completed. The Company does not presently have any revenues and must develop the franchise programs criteria and file those franchise programs with the Federal Trade Commission. Management of the Company will dedicate sufficient time in order to initiate its business plan once the funds become available. The Company intends to expand the business by advertising and marketing the Company's concept to potential franchisees and joint venture partners once it is practicable. There is no assurance that the Company will be able to attract franchisee or joint venture partners to open Company locations.


     The Company needs sufficient capital to commence their business plan. The Company is relying upon this offering to provide the capital needs to implement their business plan to the extent that the offering is sold. If a minimum of 25% of the offering is sold, the Company shall have a minimum of $1,000,000 which is a sufficient amount of capital to commence business and sustain that business for the first twelve months without the necessity of further financing. This $1,000,000, less the $15,000 to pay for this offering expense, would be partially spent on developing the franchise program. The development of the franchise program is estimated to cost approximately $500,000, which would include the legal expense to clear the Federal Trade Commission and the legal fees to develop franchise contracts and other necessary business documents. This $500,000 would include the retaining of franchise specialists and the brochures and all other research and market studies and promotional and research materials pursuant to the franchise program. There is an additional $200,000 budgeted for advertising and marketing of the franchise stores and $285,000 for general working capital. The Company must submit its application and supporting documents to Federal Trade Commission for approval. Although there is no assurance that the Federal Trade Commission will allow the Company to sell franchises, the Company does not know of any reason for the Federal Trade Commission to withhold approval. If the Company is approved by the Federal Trade Commission, then the Company plans to aggressively market and develop the franchise concept to potential franchisees. It is estimated to take six months from the receiving of the funds for the franchise program to be fully implemented. At that time, the Company plans to have suitable locations scouted and ready for sale to the potential franchisees. In the general funds of $285,000, the Company plans to hire two full time marketing professionals to assist the franchise specialists in the implementation of the franchise progeam. It is estimated that this implementation of the franchise program would create sales for the Company, however there is no assurance that the Company will be profitable or be able to consummate any sales at all.




Results of Operations
---------------------


     During the period from April 21, 1998 through January 31, 2002, the Company and its predecessor company, Tejon Acquisition Corp., has engaged in no significant operations other than organizational activities to market the Company's concepts and system, raise initial capital and the preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by the Company during this period.


     For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. The Company anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.


     The Company's business plan is to complete the development stage marketing strategy for the Company's Latin American specialty grocery and take-out foods concepts and system. The Company would then determine the feasibility of marketing the Company's concepts and system in various market segments on the most cost effective basis known to management.



Liquidity and Capital Resources
-------------------------------


      The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, the Company, and its predecessor company, Tejon Acquisition Corp.'s balance sheet as of January 31, 2002, reflects total assets of $0.00.

     The Company expects to carry out its plan of business as discussed above. The Company has no immediate expenses. Mr. Daniel Najor and Mr. Nazar Najor will serve in their capacities without compensation until a market is developed for the Company's concepts and system. There will be compensation for Officers and Directors once the Company commences sales and can afford to pay its management.


     The Company is only able to implement its business plan as the Company is able to finance the business plan. If a minimum of 25% of the offering or 1,000,000 common shares of stock are sold, then the Company will have a minimum of $1,000,000 to commence its business plan. That amount of funds will allow the Company to implement its business plan to develop the franchise program and will be able to sustain operations for the next twelve months without further financing. In the event that the Company is able to achieve the sale of 50% of the offering, or 2,000,000 shares, then the Company will have a minimum of $2,000,000, less the offering costs of $15,000, and can implement its business plan on a more expanded basis and open one Company owned store. If the Company is able to sell the maximum amount of the offering or 4,000,000 shares, the Company will have $4,000,000, less the offering costs of $15,000, and can implement its business plan, open two Company owned stores and be able to sustain their business operations for 24 months or longer, without the need for further financing.


      In addition, the Company may engage in a combination with another business. The Company cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which the Company may eventually combine, if ever. The Company has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

     The Company will need additional capital to carry out its business plan or to engage in a business combination if the majority of the shares offered by way of this prospectus are not sold. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all.




                             DESCRIPTION OF PROPERTY


     The Company currently maintains its office at the office of the Company's Officers and Directors, at 3550 National Avenue, San Diego, California 92113. The Company does not pay rent or other office expense at this time and does not intend to until this offering is completed and sales commence.

      The Company's management does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

      The Company does not intend to rent or purchase separate office facilities. The Company intends to operate its offices from its current facility, at no charge, until the business becomes profitable or when the proposed franchise program requires another office location outside the original "Food Palace Supermarket" store. At the present time, there is no such office space identified or rented or contemplated being rented.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



     Mr. Daniel Najor and Mr. Nazar Najor each own 5.785% of the Company's common shares of stock. Neither Mr. Daniel Najor nor Mr. Nazar Najor and no other nominee for election as a director of the Company, or the owner of five percent or more of the Company's outstanding shares of stock, or any member of their immediate family has entered into or proposed any transaction, other than that as described herein, in which the amount involved exceeds $1,000. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts. There are 23.15% of the Company's outstanding shares owned by other "Najor" family members. Both Mr. Daniel Najor and Mr. Nazar Najor disavow any beneficial ownership of the shares owned by other

"Najor" family members. These family members do not live at the same residences as management and are not actively involved in the business of the Company, but could have a material affect on the decisions of management of the Company. The officers and directors have received a total of 500,000 restricted common shares representing 11.57% of the Company's common shares of stock in the amount of 250,000 common shares of stock for each of the two officers/directors. The officers and directors, combined with other family members own 34.72% of the Company's issued and outstanding shares of stock. The Company does not intend to have stock options offered to its officers, directors of significant employees.

       Of the 4,320,000 issued and outstanding common shares of stock as of the date of this offering, there are 4,020,000 restricted, common shares of stock issued over two years ago which could be possibly sold into the marketplace under Rule 144. These shares were issued in reliance upon the exemption provided in Section 4 (2) of the Securities Act of 1933, as amended. Of these 4,020,000 common shares of stock, 200,000 common shares of stock are owned by the officers and directors, Daniel Najor and Nazar Najor (100,000 common share of stock each). Out of the 4,020,000 restricted common shares of stock which could possibly be sold into the marketplace under Rule 144K, management of the Company does not k now of any shareholder or been notified of any shareholder who will sell their shares prior to the Company fully implementing its business plan, however management does not have any assurance the eligible shares pursuant to Rule 144 will not be sold and the Company has no control over the sale of those shares. The shareholders which could possibly sell shares of common stock and the amount of shares are:

           The Owners Strata Plan #1117             --     200,000 shares +
           FSI Financial Shelter, Inc.              --     200,000 shares +
           Coleman Communications, Ltd.             --     200,000 shares +
           242879 BC, Ltd.                          --     200,000 shares +
           Peru Imports, LLC                        --     200,000 shares +
           Moshika Investment Group                 --     200,000 shares +
           Mandarin Gardens Hotels, LLP             --     200,000 shares +
           Hong Kong Trading Company                --     200,000 shares +
           318847BC, Ltd.                           --     150,000 shares +
           Donna Najor                              --     200,000 shares *
           Mary Ann Heidenreich                     --     200,000 shares *
           Ramsey Najor                             --     200,000 shares *
           Gloria Najor                             --     200,000 shares *
           Spencer Food Group                       --     200,000 shares +
           Asia Pacific Pulp Distributors           --     200,000 shares +
           Pacific Rim Packers Co.                  --     150,000 shares +
           Noah Najor                               --     200,000 shares *
           Raad Audo                                --     200,000 shares
           Jamil Kiryakoza                          --     150,000 shares
           243843 BC, Ltd.                          --     150,000 shares
           Daniel Najor                             --     100,000 shares
           Nazar Najor                              --     100,000 shares

     * These shareholders are related to the officers and directors of the Company in the following manner: Noah Najor is the son of Nazar Najor and nephew of Daniel Najor; Donna Najor is the sister of Daniel and Nazar Najor; Mary Ann Heidenreich is the sister of Daniel and Nazar Najor; Ramsey Najor is the brother of Daniel and Nazar Najor; Gloria Najor is the sister of Daniel and Nazar Najor. None of the Najor family members are officers, directors, shareholders or affiliates of the other shareholders other than as described in this registration statement. Both Daniel Najor and Nazar Najor disavow any beneficial ownership of any of the common shares of stock issued to family members.

     + Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these other shareholders.

     Of the 4,020,000 restricted, common shares of stock issued over two years ago, 3,800,000 shares of common stock were issued to Contexual Trading Company, Inc. or their designees for the development of the Food Palace franchise and expansion concept and systems. Of this amount, 3,500,000 common shares of stock were issued for the license and 300,000 common shares of stock were issued for services of the implementation of the Company's concept. The cost to develop the Company's concept was approximately $17,500. The 3,500,000 common shares of stock issued for the license were valued at $.005 (one half cent) per share. The price of $.005 per share was determined by the Company's predecessor company, Tejon Acquisition Corp.'s Board of Directors, Nazar Najor, President and Board Chairman and Daniel Najor, Secretary/Treasurer and Director. This is a non "arms-length" transaction as the licensor, Contexual Trading Company, Inc., has similar officers and directors of the Company. The Company's financial statements do not place any value on the license on the Company's financial statements.

     There are no parent companies to the Company and no other control persons or entities other than as described in the Prospectus.




            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for the 's securities. The Company has no common stock equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common stock equity. There are 4,020,000 issued and outstanding common shares that could be sold pursuant to Rule 144 under the Securities Act. The Company has not agreed to register any existing securities under the Securities Act for sale by shareholders. Except for this offering, there is no common stock equity that is being, or has been publicly proposed to be publicly offered by the Company.

     As of January 31, 2002, there were 4,320,000 shares of common stock outstanding, held by 147 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, a portion of the Company's authorized shares will be eligible for sale.

      There are no common shares of stock subject to any stock option contract. There are no stock option contracts for any officer, director or significant employees and there are no stock option contracts contemplated.

      The amount of stock available for sale under the Rule 144 of the Securities Act is 4,020,000 which includes 2 00,000 shares of stock issued to the officers and directors.

     There are no shares of the Company which are subject to registration rights. There are no other share agreements that are subject to registration.

      To date, the Company has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

      Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:


     o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or to the company;
     o Manipulation of prices through prearranged matching of purchases and sales and false and misleading pres releases;
     o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
     o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

     One of more of the above could cause the investor to lose all or part of the investment.

                             EXECUTIVE COMPENSATION


     No officer or director has received any cash remuneration from THE COMPANY. The two officers and directors have received a total of 500,000 (250,000 each) restricted common shares of stock in exchange for their management services.

      The following table sets forth the executive compensation:



            SUMMARY COMPENSATION TABLE OF SHARES ISSUED FOR EXPENSES


 Name &                                                             Other
 Principal                                                          Annual
 Position                    Year        Salary       Bonus         Expenses
--------------------------------------------------------------------------------
 Daniel Najor                1998          None        None           $100*
 Board Chairman, CEO
                             2002          None        None           $150*


 Nazar Najor                 1998          None        None           $100*
 Sec./Treas.,
 Director                    2002          None        None           $150*


     * These amounts represent 100,000 common shares of restricted shares issued to each of the above, valued at the par value price of $.001 for accounting purposes

     All of the above officers who each received 250,000 restricted shares of stock have no other remuneration, or stock options, promised or agreed upon for their services.


     THE COMPANY has not implemented any employment stock option contracts for officers and directors and key management. It is possible that THE COMPANY will adopt a plan to pay or accrue compensation to its officers and directors and key management for services related to the implementation of THE COMPANY's business plan commensurate with THE COMPANY's overall sales and projected profits. THE COMPANY has no formalized stock option contracts, no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future once THE COMPANY has achieved a profitable level of sales. THE COMPANY has no employment stock option contracts with key personnel and has no other incentive compensatory plan or arrangement with any executive officer or director of THE COMPANY. The Officers and Directors currently do not receive any cash compensation from THE COMPANY and for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships And Related Transactions."



                              FINANCIAL STATEMENTS





CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ANDERSEN ANDERSEN & STRONG, L.C.
--------------------------------
Certified Public Accountants and Business Consultants

Member SEC Practice Section of the AICPA          941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098

Board of Directors
Food Palace International, Inc.
San Diego, California

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of Food Palace International, Inc. (development stage company) at January 31, 2002 and December 31, 2001, and the statements of operations, stockholders' equity, and cash flows for the one month ended January 31, 2002 and the years ended December 31, 2001 and 2000 and the period April 21, 1998 (date of inception) to January 31, 2002. These financial, statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Food Palace International, Inc. at January 31, 2002 and December 31, 2001, and the statements of operations, and cash flows for the one month ended January 31, 2002 and the years ended December 31, 2001 and 2000 and the period April 21, 1998 (date of inception) to January 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
February 7, 2002                                 s\Andersen Andersen & Strong LC




                         FOOD PALACE INTERNATIONAL, INC.
                           (Development Stage Company)
                                 BALANCE SHEETS
                     January 31, 2002 and December 31, 2001

------------------------------------------------------------------------------------



                                                                Jan 31       Dec 31
                                                                 2002         2001
                                                                -------      -------
ASSETS
CURRENT ASSETS

   Cash                                                         $  --        $  --
                                                                -------      -------

       Total Current Assets                                     $  --        $  --
                                                                =======      =======





LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

   Accounts payable                                             $  --        $  --
                                                                -------      -------

       Total Current Liabilities                                   --           --
                                                                -------      -------

STOCKHOLDERS' EQUITY

    Preferred stock
        10,000,000 shares authorized at $0.001 par value;
         none outstanding                                          --           --
   Common stock
       100,000,000 shares authorized at $0.001 par value;
       4,320,000 shares issued and outstanding on January 31;
       4,020,000 shares on December 31                            4,320        4,020
    Capital in excess of par value                               (3,500)      (3,500)
    Deficit accumulated during development stage                   (820)        (520)
                                                                -------      -------
         Total Stockholders' Equity                                --           --
                                                                -------      -------

                                                                $  --        $  --
                                                                =======      =======


    The accompanying notes are an integral part of these financial statements

                         FOOD PALACE INTERNATIONAL, INC.
                           (Development Stage Company)
                            STATEMENTS OF OPERATIONS
                For the One Month Ended January 31, 2002 and the
              Years Ended December 31, 2001 and 2000 and the Period
             April 21, 1998 (date of inception ) to January 31, 2002

--------------------------------------------------------------------------------



                                Jan 31,    Dec 31,   Dec 31,     Apr 21, 1998
                                 2002       2001      2000     to Jan 31, 2002
                                -------    -------   -------   ---------------


REVENUES                        $  --      $  --     $  --       $        --

EXPENSES                            300       --        --                 820
                                -------    -------   -------     -------------

NET LOSS                        $  (300)   $  --     $  --       $        (820)
                                =======    =======   =======     =============





NET LOSS PER COMMON SHARE

   Basic                        $  --      $  --     $  --
                                -------    -------   -------



WEIGHTED AVERAGE
   OUTSTANDING SHARES

    Basic (stated in 1,000's)     4,320      4,020     4,020
                                 -------    -------   -------









   The accompanying notes are an integral part of these financial statements.


                                FOOD PALACE INTERNATIONAL, INC.
                                  (Development Stage Company)
                         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            For the Period April 21, 1998 (date of inception ) to January 31, 2002

---------------------------------------------------------------------------------------------


                                            Common Stock           Capital in
                                        -----------------------    Excess of    Accumulated
                                          Shares       Amount      Par Value       Deficit
                                        ----------   ----------   -----------  -------------
Balance April 21, 1998                        --     $     --     $     --      $     --

Issuance of common stock for
   expenses at $.001 - 1998                520,000          520         --            --

Issuance of common stock for a
   license  - 1998 - Note 3              3,500,000        3,500       (3,500)         --

Net operating loss for the year ended
    December 31, 1998                         --           --           --            (520)

Net operating loss for the year ended
    December 31, 1999                         --           --            --            --

Net operating loss for the year ended
    December 31, 2000                         --           --           --            --

Net operating loss for the year ended
    December 31, 2001                         --           --           --            --



Balance December 31, 2001                4,020,000        4,020        (3,500)        (520)

Issuance of common stock for
   expenses at $.001 -  January 2002       300,000          300         --            --

Net operating loss for the one month
   ended January  31, 2002                    --           --           --            (300)


Balance January 31, 2002                 4,320,000   $    4,320   $   (3,500)      $ ( 820)
                                        ==========   ==========    ==========    ==========








          The accompanying notes are an integral part of these financial statements.



                                       FOOD PALACE INTERNATIONAL, INC.
                                         (Development Stage Company)
                                           STATEMENT OF CASH FLOWS
                               For the One Month Ended January 31, 2002 and the
                            Years Ended December 31, 2001 and 2000 and the Period
                           April 21, 1998 (date of inception ) to January 31, 2002

------------------------------------------------------------------------------------------------------------


                                                      Jan 31,       Dec 31,      Dec 31,     Apr 21, 1998 to
                                                       2002          2001         2000        Jan 31, 2002
                                                    ----------    ----------   ----------   ---------------
CASH FLOWS FROM
   OPERATING ACTIVITIES

   Net loss                                         $     (300)   $     --     $     --     $          (820)


   Adjustments to reconcile net loss to
   net cash provided by operating activities


          Issuance common stock for expenses               300          --           --                 820

               Net Change in Cash from Operations         --            --           --                --
                                                    ----------    ----------   ----------   ---------------

CASH FLOWS FROM INVESTING
   ACTIVITIES
                                                          --            --           --                --
                                                    ----------    ----------   ----------   ---------------

CASH FLOWS FROM FINANCING
   ACTIVITIES
                                                          --            --           --                --
                                                    ----------    ----------   ----------   ---------------


   Net Increase  (Decrease) in Cash                       --            --           --                --

   Cash at Beginning of Period                            --            --           --                --
                                                    ----------    ----------   ----------   ---------------

   Cash at End of Period                            $     --      $     --     $     --     $          --
                                                    ==========    ==========   ==========   ===============




                  The accompanying notes are an integral part of these financial statements

                         FOOD PALACE INTERNATIONAL, INC.
                          ( Development Stage Company)
                      STATEMENTS OF CASH FLOWS (Continued)
         Period April 21, 1998 (Date of Inception ) to January 31, 2002

--------------------------------------------------------------------------------


SCHEDULE OF NONCASH OPERATING   ACTIVITIES

Issuance of 520,000 common shares for expenses - related parties - 1998   $ 520
                                                                          ------

Issuance of 3,500,000 common shares for license - related parties - 1998     -
                                                                          ------

Issuance of 300,000 common shares for expenses - related parties - 2002      300
                                                                          ------















   The accompanying notes are an integral part of these financial statements.

                         FOOD PALACE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1.     ORGANIZATION

The Company was incorporated under the laws of the state of Delaware on April 21, 1998 with authorized common stock of 20,000,000 shares at a par value of $0.001 and preferred stock of 10,000,000 at a par value of $0.001 with the name "Tejon Acquisition Corp". On January 25, 2002 the domicile was changed to the state of Nevada with an increase in the authorized common stock to 100,000,000 shares with the same par value and a name change to "Food Palace International, Inc." No terms or conditions have been determined for the preferred stock.

The Company is engaged in the activity of the establishment of a Company owned and franchising of a proprietary specialty Latin American grocery store and full service bakery and delicatessen and is currently seeking financing to market the system. The Company is in the development stage.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------

On January 31, 2002, the Company had a net operating loss available for carry forward of $820. The income tax benefit of approximately $246 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover will expire in 2022.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

                         FOOD PALACE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments
---------------------

The carrying amounts of financial instruments are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  SIGNIFICANT TRANSACTIONS  WITH  RELATED  PARTIES

The Company acquired a license, from a related party, for the exclusive proprietary rights to market, distribute, and franchise a specialty Latin American grocery store, an on-site tortilla factory, a full service bakery, and a take out delicatessen for North America. The license includes recipes, formulations, operational format, systems and marketing materials. No value was recorded for the license agreement because a predecessor cost was undeterminable.

30% of the outstanding common capital stock of the Company has been acquired by Daniel Najor (president and board chairman) and Nazar Najor (secretary treasure and director) and their families.

The Company has issued common capital stock to the related parties above as follows:

     520,000 common shares for expenses  -  1998                          $ 520
                                                                          ------
     3,500,000 common shares for a license - 1998                             -
                                                                          ------
     300,000 common shares for expenses -  2002                              300
                                                                          ------

                         FOOD PALACE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


4.  GOING CONCERN

The Company intends to further develop the license agreement outlined in Note 3, however, the Company does not have the working capital necessary to be successful in this effort.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year.

Part II - Information Not Required in Prospectus
------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide that it indemnify its agents which includes its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of the Company or a fiduciary of an employee benefit plan, or is or was serving at the request of the Company as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Liability insurance will be purchased following the Company's proposed financing. The effect of these provisions is potentially to indemnify the Company's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of the Company filed as Exhibit 1.2, provide that it will indemnify its agents, i.e. officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the Company, absent a finding of negligence or misconduct in office. The Company's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the Company has the power to indemnify such person against liability for any of those acts.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The Company estimates the expense of this offering is as follows:

SEC registration fee.............................................$  956.
Printing and engraving expenses.................................. 1,250.
Attorneys' fees and expenses............................ ........ 5,000.
Accountants' fees and expenses................................... 5,000.
Transfer agent's and registrar's fees and expenses ..............   500.
Miscellaneous.................................................... 2,294.

Total...........................................................$15,000.
                                                                ========

         The Registrant will bear all expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the Company has sold or issued the following common shares of restricted stock.

          May 3, 1998 - 200,000 restricted common shares of stock were issued in exchange for officers and directors services. These common shares of stock were issued to:

               100,000 to Daniel Najor, President and Board Chairman 100,000 to Nazar Najor, Secretary/Treasurer and Director

          July 14, 1998 - 20,000 restricted common shares were issued to shareholders of Hillcrest Projects, Ltd. for an option to market a soy substitute milk product.

          September 18, 1998 - 3,500,000 restricted common shares of stock were issued to Contexual Trading Co., Inc. (or designees) for the license rights to the Company's Latin American specialty grocery and take-out food store concept. These 3,500,000 common shares of stock were issued to the following:

Shareholder:                      Amount of Shares  Compensation for Issuance


The Owners Strata Plan #1117**        200,000           Consulting Fees
FSI Financial Shelter, Inc.**         200,000           Consulting Fees
Coleman Communications, Ltd.**        200,000           Consulting Fees
242879 BC, Ltd.**                     200,000           Consulting Fees
Peru Imports, LLC**                   200,000           Consulting Fees
Moshika Investment Group**            200,000           Consulting Fees
Mandarin Gardens Hotels, LLP**        200,000           Consulting Fees
Hong Kong Trading Company**           200,000           Consulting Fees
318847BC, Ltd.**                      200,000           Consulting Fees
Donna Najor*                          200,000           Consulting Fees*+
Mary Ann Heidenreich*                 200,000           Consulting Fees*+
Ramsey Najor*                         200,000           Consulting Fees*+
Gloria Najor*                         200,000           Consulting Fees*+
Spencer Food Group**                  200,000           Consulting Fees*+
Asia Pacific Pulp Distributors**      200,000           Consulting Fees*+
Pacific Rim Packers, Ltd.**           200,000           Consulting Fees*+
Noah Najor*                           200,000           Consulting Fees*+
Raad Audo                             200,000           Consulting Fees

*These shareholders are related to the officers and directors of the Company in the following manner: Noah Najor is the son of Nazar Najor and nephew of Daniel Najor; Donna Najor is the sister of Daniel Najor and Nazar Najor; Mary Ann Heidenreich is the sister of Daniel Najor and Nazar Najor; Ramsey Najor is the brother of Daniel Najor and Nazar Najor; Gloria Najor is the sister of Daniel and Nazar Najor;
*+ These shareholders derived their shares as a result of Daniel Najor's consulting services to the Company and Daniel Najor gifted these common shares of stock to family members. Daniel Najor and Nazar Najor disavow any beneficial ownership of the common shares of stock issued to family members. ** Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these business entities. These business entities have either contributed to the Company's concept of marketing the Latin American specialty grocery and take-out food store to franchisees or joint venture partners or intend to contribute to the Company concert.

          September 24, 1998 - 300,000 restricted common shares of stock were issued to Contexual Trading Co., Inc,. (or designees) for the management services pertaining to the license agreement. These 300,000 common shares of stock were issued to the following:


Shareholder               Amount of Shares             Compensation for Issuance


Raad Audo                      150,000                      Consulting Fees
Jamil Kiryakoza                150,000                      Consulting Fees

          January 24, 2002, - 300,000 restricted common shares of stock were issued in exchange for officers and directors services, as well as rent and general office expense. These common shares of stock were issued to:


                150,000 to Daniel Najor
                150,000 to Nazar Najor





                                    Exhibits

     The following exhibits are filed as part of this Registration Statement:


   Exhibit
   Number    Description
   --------  ----------------------------------------------------------------
    2.1      Articles of Merger & Plan of Reorganization & Change of Domicile

    3.1      Articles of Incorporation

    3.2      Bylaws

    4.1      Specimen Stock Certificate

    4.2      Stock Subscription

    5.1      Opinion Re: Legality

   10.1      Option Agreement

   10.2      License Agreement

   23.1      Consent of Auditors

                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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




                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on April 15, 2002.

FOOD PALACE INTERNATIONAL, INC.


By: /s/ Daniel Najor
    ------------------------
    Daniel Najor, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

-------------------------------------------------------------------------------


/s/  Daniel Najor                                              April 15, 2002
------------------------
Daniel Najor                President, Board Chairman,
                            Principal Executive Officer,


/s/  Nazar Najor                                               April 15, 2002
-------------------------
Nazar Najor                 Secretary/Treasurer & Director and
                            Principal Financial
                            and Accounting Officer
--------------------------------------------------------------------------------






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